Exhibit 99.6
2009 BOARD OF DIRECTORS
CASH DEFERRAL AND INVESTMENT ELECTION FORM and
DISTRIBUTION ELECTION AND BENEFICIARY DESIGNATION FORM
Please complete this Form and return a signed copy to Larry Boyd, SVP, Secretary and General Counsel, no later than December 19, 2008.

First Name:	Last Name:	SSN:

Cash Deferral and Investment Election:
This Election Form provides for the deferral of compensation for services performed and investment elections under the Ingram Micro Inc. Board of Directors Deferred Compensation Plan (the “Plan”). Capitalized terms used and not otherwise defined in this Election Form will have the meanings ascribed to those terms in the Plan.
1. DEFERRAL ELECTION:
I hereby irrevocably elect to defer the payment of the following compensation for my services performed as a member of the Ingram Micro Inc. Board of Directors during 2009:
Cash Retainer: _________% of the annual cash retainer elected not to exceed $70,000 ($85,000 for committee chairperson; $90,000 for audit committee chairperson or $170,000 for the Chairman of the Board).

2. INVESTMENT ELECTIONS: Choose among the following:
Investment elections must be in whole percentages. The sum of the elections must equal 100%.
You may obtain a fund prospectus for any of the funds by contacting Fidelity Investments*.
                     I participated in the Plan in 2008. Use my current investment elections for the 2009 Plan Year. If you want to change your investment elections, you may do so at any time by contacting Fidelity Investments*.
                     I am a new participant in the Plan for 2009. Please invest my deferred compensation for the 2009 Plan Year according to the following elections. The elections must be in whole percentages. The sum of the elections must equal 100%. You may obtain a fund prospectus for any of the funds by contacting Fidelity Investments*.
          % — Fidelity Managed Income Portfolio
          % — Dodge & Cox Balanced Fund
          % — Fidelity Equity-Income Fund
          % — Artisan Small Cap Value Fund
          % — Spartan U.S. Equity Index Fund
          % — Fidelity Freedom Income Fund
          % — Fidelity Freedom 2010 Fund
          % — Fidelity Freedom 2020 Fund
          % — Fidelity Freedom 2030 Fund
          % — Fidelity Freedom 2040 Fund
          % — Fidelity Freedom 2050 Fund
          % — American Funds Growth Fund of America Class R4
          % — Artisan Mid Cap Fund-Investor Class
          % — Vanguard Small-Cap Growth Index Fund-Investor Class
          % — PIMCO Total Return Fund-Institutional Class
          % — Fidelity Diversified International Fund
          % — Fidelity Freedom 2005 Fund
          % — Fidelity Freedom 2015 Fund
          % — Fidelity Freedom 2025 Fund
          % — Fidelity Freedom 2035 Fund
          % — Fidelity Freedom 2045 Fund

*	To contact Fidelity, please call (800) 835-5095 or log on to Fidelity’s website at www.401K.com.

Distribution Election and Beneficiary Designation Form:
This Election Form relates to the distribution of 2009 deferred compensation and the beneficiary designation under the Ingram Micro Inc. Board of Directors Deferred Compensation Plan (the “Plan”). Capitalized terms used and not otherwise defined in this Election Form will have the meanings ascribed to those terms in the Plan.
DISTRIBUTION ELECTION: You may change the form of your distribution (to the extent permitted under the Plan and under Section 409A of the Internal Revenue Code) and/or delay your distribution date, provided you complete and submit a new Distribution Election Form to the Corporate Benefits Department at least 12 months after the date of the preceding election and at least 12 months in advance of the scheduled distribution date. Delays in distribution dates must be made for a period of not less than five (5) years from the date payment would otherwise have been made.

Please make an election in both Section A and Section B below for your deferred compensation
A.	I elect the following distribution date and form of distribution payment for my 2009 compensation that I elected to defer under the Plan according to my 2009 Cash Deferral and Investment Election.
1. DISTRIBUTION DATE**:
Please select one of the following distribution dates for your 2009 deferral under the Plan.
The last business day of the month in which occurs the 60th day following separation from service from the Board with the Corporation, including death, disability or retirement.

On January 31 of the calendar year following the year of separation from service from the Board with the Corporation, including death, disability or retirement.

The last business day of , or, if earlier, upon the last business day of Month Year the month in which occurs the 60th day following separation from service from the Board with the Corporation, including death, disability or retirement.
2. DISTRIBUTION PAYMENT OPTIONS**:
Please select one of the following distribution payment options for distribution of your 2009 deferral under the Plan.

Lump Sum Payment	5 Annual Installments (5 years)	20 Quarterly Installments (5 years)

	10 Annual Installments (10 years)	40 Quarterly Installments (10 years)

	15 Annual Installments (15 years)	60 Quarterly Installments (15 years)

**	If you do not make an election for the form of your distribution payment, the default form of distribution will be lump sum commencing on the last business day of the month in which occurs the 60th day following your termination of service from the Board with the Company, including death, disability or retirement.
If your account balance at the time of separation from service does not exceed $25,000, distribution of the account shall automatically be made in the form of a single lump sum on the last business day of the month in which occurs the 60th day following your termination of service from the Board with the Company, including death, disability or retirement.

B. BENEFICIARY DESIGNATION: If I die before I receive full payment of my account balance under the Plan, the amount remaining in my account will be payable to the following beneficiaries who are to share equally, unless otherwise specified. I hereby revoke any prior designations of beneficiaries under the Plan, and designate the following beneficiaries to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and to the terms of the Plan.

Name	Relationship	Social Security Number	Percentage

I hereby elect to defer my compensation for services and to invest as I have indicated on the reverse side of this document. I also elect to receive distribution payments from my 2009 deferral under the Plan as I have indicated above pursuant to the terms of the Plan. I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time. By signing below, I authorize the Corporation to distribute my 2009 deferred compensation according to the distribution election chosen above. I understand that my distribution will be reported as taxable income on Form 1099 in the year(s) of distribution.
I have read and understand these forms and hereby authorize the Corporation or its duly authorized representatives to take all actions indicated.

Director’s Signature	Date

FOR BENEFITS DEPARTMENT USE ONLY
Effective Date:	Date Received:	Benefits Dept. Representative: